Pricing Supplement, dated August 30, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                $4,500,000
                                   Reverse Convertible Notes
                 Linked to the Common Stock of a Single Reference Stock Issuer
                           Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to three (3) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 August 30, 2007

Issuance Date:                September 7, 2007

Three Month Notes:

         Valuation Date:      November 30, 2007

         Maturity Date:       December 7, 2007

         Coupon Payment       December 7, 2007
         Date (s):

Six Month Notes:

         Valuation Date:      February 29, 2008

         Maturity Date:       March 7, 2008

         Coupon Payment       October 9, 2007, November 7, 2007, December 7,
         Date (s):            2007, January 7, 2008, February 7, 2008, and March
                              7, 2008

Twelve Month Notes:

         Valuation Date:      August 29, 2008

         Maturity Date:       September 8, 2008

         Coupon Payment       October 9, 2007, November 7, 2007, December 7,
         Date (s):            2007, January 7, 2008, February 7, 2008, March 7,
                              2008, April 7, 2008, May 7, 2008, June 9, 2008,
                              July 7, 2008, August 7, 2008, and September 8,
                              2008

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Reference Stock:

Rev-  Principal   Reference Stock             Initial      Ticker    Coupon     Term     Barrier    Monitoring Method      CUSIP
----  ---------   ---------------             -------      ------    ------     ----     -------    -----------------      -----
Con   Amount                                  Share                   Rate               Price
---   ------                                  -----                   ----               -----
No.                                           Price
---                                           -----
288   $2,000,000  Ingersoll-Rand Company Ltd.  $51.43        IR       12.00%   3 months  $41.14    Close of Trading Day   78008EST5

289   $1,500,000  Apple Inc.                  $136.25       AAPL      12.70%   12 months $95.38    Close of Trading Day   78008ESU2

290   $1,000,000  Goldcorp Inc.                $23.11        GG       11.30%   6 months  $16.18    Close of Trading Day   78008ESV0


Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Valuation
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
held to maturity):            investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery             For each $1,000 principal amount, a number of
Amount:                       shares of the Reference Stock equal to the
                              principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                     Proceeds to Royal Bank of
                              Price to Public              Agent's Commission                 Canada
                              ---------------              ------------------                 ------
Per Note
RevCon No. 288                     100%                          1.25%                         98.75%
                                $2,000,000                     $25,000                      $1,975,000

RevCon No. 289                     100%                          2.00%                         98.00%
                                $1,500,000                     $30,000                     $1,470,000

RevCon No. 290                     100%                          1.50%                         98.50%
                                $1,000,000                     $15,000                      $985,000

                         RBC Capital Markets Corporation
                                 August 30, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing market   If the closing market
                                         price of the            price of the
                                       Reference Stock      Reference Stock falls
                                     does not fall below       below the Barrier
                                     the Barrier Price on      Price on any day       Hypothetical     Hypothetical
                                      any day during the          during the            Physical           Cash
                                      Monitoring Period:      Monitoring Period:        Delivery         Delivery
                                                                                      Amount as a       Amount as a
      Hypothetical Final                Hypothetical            Hypothetical           Number of       Percentage of
  Share Price as Percentage          Payment at Maturity     Payment at Maturity     Shares of the          the
              of                      as Percentage of         as Percentage of        Reference       Initial Share
      Initial Share Price             Principal Amount         Principal Amount          Stock             Price
      -------------------             ----------------         ----------------          -----             -----
            200.00%                       100.00%                  100.00%                n/a              n/a
            175.00%                       100.00%                  100.00%                n/a              n/a
            150.00%                       100.00%                  100.00%                n/a              n/a
            125.00%                       100.00%                  100.00%                n/a              n/a
            100.00%                       100.00%                  100.00%                n/a              n/a
             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                              Delivery Amount
             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                              Delivery Amount
             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                              Delivery Amount
             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                              Delivery Amount
             79.50%                         n/a               Physical or Cash            10              79.50%
                                                              Delivery Amount
             50.00%                         n/a               Physical or Cash            10              50.00%
                                                              Delivery Amount
             25.00%                         n/a               Physical or Cash            10              25.00%
                                                              Delivery Amount
              0.00%                         n/a               Physical or Cash            10               0.00%
                                                              Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments -- The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon No. 288 (IR): 4.95% of each stated interest payment (12.00% in total) will be treated as an interest payment and 7.05% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 289 (AAPL): 4.95% of each stated interest payment (12.70% in total) will be treated as an interest payment and 7.75% of each stated interest payment (12.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 290 (GG): 4.95% of each stated interest payment (11.30% in total) will be treated as an interest payment and 6.35% of each stated interest payment (11.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Ingersoll-Rand Company Limited (IR-Limited) is a provider of climate control, industrial, compact vehicle, construction and security products. The Company operates in five business segments: Climate Control Technologies, Compact Vehicle Technologies, Construction Technologies, Industrial Technologies and Security Technologies. In February 2007, the Company completed the acquisition of the remaining 40.2% interest in Instrum Rand JSC, a Russia-based company. In October 2006, IR-Limited completed the acquisition of Geith International, a provider of a range of attachments for the construction, excavation, demolition and scrap handling industries. In January 2006, the Company completed the acquisition of an 80% of Shenzhen Bocom Systems Engineering Co. Ltd. In April 2007, the Company completed the sale of its Road Development business unit to AB Volvo, in all countries except India.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16831.

     o Apple Inc., formerly Apple Computer, Inc., designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with accessories, including the online sale of third-party audio and video products. Apple Inc.'s products and services include the Macintosh line of desktop and notebook computers; the iPod line of portable digital music players; the Xserve server and Xserve redundant array of inexpensive disks
          (RAID) storage products, a portfolio of consumer and professional software applications; the Mac OS X operating system; the iTunes Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. It sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Goldcorp Inc. is a gold producer engaged in gold mining and related activities, including exploration, extraction, processing and reclamation. Its assets comprise Red Lake, Porcupine (51% interest) and Musselwhite (68% interest) gold mines in Canada, the Alumbrera gold/copper mine (37.5% interest) in Argentina, the El Sauzal gold mine and Luismin gold/silver mines in Mexico, the Marlin gold/silver mine in Guatemala, the Amapari gold mine in Brazil, the La Coipa gold/silver mine (50% interest) in Chile, the San Martin gold mine in Honduras, the Peak gold mine in Australia, and the Wharf and Marigold (67% interest) gold mines in the United States. Its development projects include the Red Lake mine, the Los Filos gold project and Penasquito gold/silver projects in Mexico, the Eleonore gold project in Canada, the Pueblo Viejo gold project in the Dominican Republic, and the Cerro Blanco gold project in Guatemala. In April 2007, Goldcorp sold its Amapari mine in Brazil to Peak Gold Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970.


Historical Information

The graph beginning on the next page sets forth the historical performance of the Reference Stock. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of the Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005, 2006 as well as for the first and second quarter of 2007 and for the period from July 1, 2007 through August 30, 2007. (If no price is provided in the table for a particular period that indicates that the Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the market price of the Reference Stock on the Valuation Date. We cannot give you assurance that the performance of the Reference Stock will result in any return in addition to your initial investment.

                             Ingersoll-Rand Co. Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               36.325                 31.27                    33.825
     4/1/2004             6/30/2004               36.78                  29.52                    34.155
     7/1/2004             9/30/2004               34.945                 31.025                   33.985
    10/1/2004            12/31/2004               41.45                  32.37                    40.15

     1/1/2005             3/31/2005               43.96                  35.875                   39.825
     4/1/2005             6/30/2005               41.27                  35.125                   35.675
     7/1/2005             9/30/2005               41.64                  35.3                     38.23
    10/1/2005            12/30/2005               41.48                  35.57                    40.37

     1/1/2006             3/31/2006               44.5                   36.92                    41.79
     4/1/2006             6/30/2006               49                     38.75                    42.78
     7/1/2006             9/29/2006               43.33                  34.95                    37.98
    10/1/2006            12/29/2006               41.75                  35.85                    39.13

     1/1/2007             3/31/2007               45.62                  38.25                    43.37
     4/1/2007             6/30/2007               56.63                  43.39                    54.82
     7/1/2007             8/30/2007               56.66                  44.52                    51.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004                14.07                  10.59                    13.52
     4/1/2004             6/30/2004                17.095                 12.745                   16.27
     7/1/2004             9/30/2004                19.635                 14.37                    19.375
    10/1/2004            12/31/2004                34.785                 18.825                   32.2

     1/1/2005             3/31/2005                45.44                  31.3                     41.67
     4/1/2005             6/30/2005                44.45                  33.11                    36.81
     7/1/2005             9/30/2005                54.56                  36.29                    53.61
    10/1/2005            12/30/2005                75.46                  47.87                    71.89

     1/1/2006             3/31/2006                86.4                   57.67                    62.72
     4/1/2006             6/30/2006                73.8                   55.41                    57.27
     7/1/2006             9/29/2006                77.78                  50.16                    76.98
    10/1/2006            12/29/2006                93.159                 72.6                     84.84

     1/1/2007             3/31/2007                97.8                   81.9                     92.91
     4/1/2007             6/30/2007               127.61                  89.6                    122.04
     7/1/2007             8/30/2007               148.92                 111.62                   136.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Goldcorp. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day             Period-End
                                              Pricing of the         Pricing of the          Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock          the Reference
       Date                 Date                  in ($)                 in ($)                Stock in ($)
       ----                 ----                  ------                 ------                ------------
     1/1/2004             3/31/2004               16.59                  12.89                    14.81
     4/1/2004             6/30/2004               15.05                  10.11                    11.67
     7/1/2004             9/30/2004               13.94                  10.93                    13.86
    10/1/2004            12/31/2004               15.79                  13.02                    15.04

     1/1/2005             3/31/2005               15.51                  12.85                    14.21
     4/1/2005             6/30/2005               16.1                   12.04                    15.78
     7/1/2005             9/30/2005               21.06                  15.01                    20.04
    10/1/2005            12/30/2005               22.78                  17.49                    22.28

     1/1/2006             3/31/2006               30.44                  22.28                    29.25
     4/1/2006             6/30/2006               41.66                  24.07                    30.22
     7/1/2006             9/29/2006               31.59                  21.63                     23.6
    10/1/2006            12/29/2006               31.47                  20.35                    28.44

     1/1/2007             3/31/2007               29.49                  23.01                    24.02
     4/1/2007             6/30/2007               26.93                  22.36                    23.69
     7/1/2007             8/30/2007               27.96                  21                       23.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about September 7, 2007, which is the fifth business day following the Pricing Date (this settlement cycle being referred to as "T+5"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $4,500,000



                                   [RBC LOGO]



                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes

          Linked to the Common Stock of a Single Reference Stock Issuer



                                 August 30, 2007